SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) February 24, 2004

NII HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32421	91-1671412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10700 Parkridge Boulevard, Suite 600
Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Information.

UPDATED DESCRIPTION OF CAPITAL STOCK

     On February 24, 2004, we adopted amendments to our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our Amended and Restated Certificate of Incorporation became effective on May 5, 2004. Our Amended and Restated Bylaws became effective on February 24, 2004.

     The following is a description of our capital stock. This description is qualified in its entirety by reference to applicable provisions of Delaware law and our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, the complete text of which are filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and our Annual Report on Form 10-K for the year ended December 31, 2003, respectively.

Authorized Shares

     Our Amended and Restated Certificate of Incorporation authorizes capital stock of 310,000,001 shares, consisting of 300,000,000 shares of common stock, par value $0.001 per share, one share of preferred stock, par value $1.00 per share, which we refer to as our Special Director Preferred Stock, and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share.

     Under the provisions of our Amended and Restated Certificate of Incorporation, our Special Director Preferred Stock was to remain outstanding so long as Motorola Credit Corporation or certain permitted transferees held a majority in principal amount of the aggregate indebtedness outstanding under two of our financing agreements. As of July 12, 2004, Motorola Credit Corporation no longer held a majority in principal amount of the aggregate indebtedness outstanding under those financing agreements (as hereinafter discussed). Accordingly, as provided in our Amended and Restated Certificate of Incorporation, our Special Director Preferred Stock automatically expired, terminated and is of no further force or effect, and we are prohibited from reissuing our Special Director Preferred Stock.

Common Stock

     Holders of common stock are entitled to one vote per share in person or by proxy for each share held of record on all matters submitted to a vote of our stockholders on which the holders of our common stock are entitled to vote. Holders of our common stock vote together as one class on all matters submitted to a vote of our stockholders generally. Subject to the preferences of any preferred stock then outstanding, the holders of common stock are entitled to receive dividends and other distributions in cash, property or shares of our stock as may be declared thereon by our board of directors from time to time out of our assets or funds legally available therefor. Upon liquidation, winding-up or dissolution of us, whether voluntarily or involuntarily, the holders of our common stock shall be entitled to share ratably in the net assets remaining after payment of all liquidation preferences, if any, applicable to any outstanding preferred stock.

     Our common stock has no preemptive or conversion rights or the benefit of any sinking fund and is not subject to redemption or to liability for any further calls by us.

     The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A. Our common stock trades on the Nasdaq National Market under the trading symbol “NIHD.”

Certificate of Incorporation and Bylaws

     Our Amended and Restated Certificate of Incorporation provides that during the time that our Special Director Preferred Stock is outstanding, (i) the holder thereof has the power and authority to nominate, elect, remove and replace a single member of our board of directors, (ii) our board of directors must consist of nine directors and cannot be changed without the consent of two thirds of the members of the board of directors, and (iii) the holder of our Special Director Preferred Stock has certain consent rights with respect to the size of our board of directors and amendments to our Amended and Restated Certificate of Incorporation. Upon the automatic expiration of our Special Director Preferred Stock on July 12, 2004, the above provisions of our Amended and Restated Certificate of Incorporation became inoperative and were of no further force or effect. This expiration of our Special Director Preferred Stock also caused certain provisions of our Amended and Restated Bylaws relating to our board of directors became operative on that date. The size of our board of directors is now fixed in accordance with our Amended and Restated Bylaws, which provide that our board of directors shall establish by resolution the number of directors within a range of no fewer than one member or no more than twelve members. Our Amended and Restated Certificate of Incorporation requires that our board of directors consist of three classes, with the term of office of one class expiring each year.

     Our board of directors has the authority, without further action by our stockholders, to issue shares of undesignated preferred stock from time to time in one or more series. The board can fix the number of shares and relative designations, voting powers, preferences, participating, optional and other special rights and restrictions of that preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock, adversely affect the rights and powers, including voting rights, of holders of common stock, and have the effect of delaying, deterring or preventing a change in control.

     In accordance with Delaware law, any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting or a vote if the action is consented to in writing by holders of outstanding stock having the votes necessary to authorize the action. Our Amended and Restated Bylaws provide that the chairman of the board and chief executive officer may call special meetings of the stockholders for any purpose at any time. Further, the Amended and Restated Bylaws provide that a special meeting may be called by the secretary upon the written request of a majority of the board of directors or of any holder of Special Director Preferred Stock or of stockholders holding a majority of the entire capital stock issued and outstanding and entitled to vote. This request must state the purposes of the proposed meeting.

Anti-Takeover Statute

     We are subject to Section 203 of the Delaware General Corporation Law, which regulates certain corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder (generally a person who owns 15% or more of the outstanding voting stock) for a period of three years following the date the person became an interested stockholder, unless:

•	before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender offer or exchange offer; or

•	at or after the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Under some circumstances, Section 203 of the Delaware General Corporation Law makes it more difficult for an interested stockholder to effect various business combinations with a company for a three-year period, although the stockholders of a company may elect to exclude the company from the restrictions imposed under this section.

PAY OFF OF OUR INTERNATIONAL EQUIPMENT FACILITY

     On July 12, 2004, we paid off the remaining $52.6 million outstanding under our international equipment facility between us and Motorola Credit Corporation. Under the terms of the international equipment facility and related agreements, Motorola Credit Corporation was a secured creditor and held senior liens on substantially all of the assets of us and our various foreign and domestic subsidiaries and affiliates. Upon the payoff of the international equipment facility, Motorola Credit Corporation released its liens on these assets.

     Also, on July 12, 2004, the trustee for the 13% Senior Secured Discount Notes due 2009 of our subsidiary, NII Holdings (Cayman, Ltd.), which had been previously either defeased or purchased by us in a tender offer that closed on March 8, 2004, released its security interests in that same collateral. Motorola Credit Corporation and the trustee were jointly secured pursuant to an intercreditor agreement, and the collateral agent under that intercreditor agreement has agreed to take all necessary actions to release all of our collateral from the liens securing these former indebtednesses. As a result, upon the completion of the ministerial actions necessary to release the liens against said collateral in the various jurisdictions where it is located, our assets will no longer be encumbered.

     In addition, our one authorized share of Special Director Preferred Stock, which Motorola Credit Corporation was entitled to hold so long as Motorola Credit Corporation or certain permitted transferees held a majority in principal amount of certain of our aggregate indebtedness, automatically terminated with the pay off of the international equipment facility. During the time that our Special Director Preferred Stock was outstanding, (i) Motorola Credit Corporation had the power and authority to nominate, elect, remove and replace a single member of our board of directors, (ii) our board of directors had to consist of nine directors and could not be changed without the consent of two thirds of the members of the board of directors, and (iii) Motorola Credit Corporation had certain consent rights with respect to the size of our board of directors and amendments to our Amended and Restated Certificate of Incorporation. Upon the automatic expiration of our Special Director Preferred Stock on July 12, 2004, Motorola Credit Corporation's rights to the above provisions terminated.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of NII Holdings, Inc. (incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, File No. 000-32421).

3.2	Amended and Restated Bylaws of NII Holdings, Inc. (incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2003, File No. 000-32421).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)

Date: July 14, 2004	By:	/s/ Robert J. Gilker Robert J. Gilker Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of NII Holdings, Inc. (incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, File No. 000-32421).

3.2	Amended and Restated Bylaws of NII Holdings, Inc. (incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2003, File No. 000-32421).